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                                EXHIBIT 10.2
                                MINING LEASE
                               GRENFELL ESTATE


THIS MINING LEASE, dated as of September 15, 1993, is between WILLIAM ZANETTI ("Lessor"), and MINE SYSTEMS DESIGN, INC. ("Lessee").

       RECITALS

A. Lessor owns certain real property more particularly described in Exhibit A attached hereto and made a part hereof.

B. For the purpose of this Lease, the real property described in Exhibit
A, including the surface and subsurface thereof, all mines, ores, metals, mineral rights and minerals thereon and thereunder, all veins, lodes, extralateral rights and mineral deposits now owned or hereafter acquired by Lessor extending from or onto or contained in said claims, properties and land; and all water and water rights therein, thereon or thereunder, are herein called the "Leased Premises." The parties agree that all timber shall be specifically excluded from this Lease except such timber as should be required for developing and mining ores and metals on the Leased Premises.

C. Lessor and Lessee desire to enter into a mining lease covering the Leased Premises.

       AGREEMENT

IN CONSIDERATION of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the promises and covenants contained herein, the parties agree as follows:

1. GRANT. Lessor hereby grants, demises, leases and lets exclusively unto Lessee, its successors or assigns, the Leased Premises, including all flumes, ditches, easements, licenses, rights-of-way and other rights, heretofore reserved or granted in, upon or pertaining to the Leased Premises, together with all building and improvements heretofore used in connection with exploration for minerals, mining or milling, mining and milling machinery and equipment and personal property used in connection with mining, milling or exploration for minerals, situated on the Leased Premises, and now belonging to Lessor, for the purpose of exploring for, developing, mining (by any method including but not limited to in situ leaching, open pit and (strip mining), treating, extracting, milling, storing, shipping, removing and marketing therefrom all minerals, both metallic and nonmetallic, of every nature and kind, both known and unknown, excepting only sand, gravel, mine waste rock, oil, gas and other liquid or gaseous hydrocarbons (herein called "Leased Substances"). It is the purpose and intent of Lessor to lease, and Lessor does hereby lease, all of the lands or interest in lands owned by Lessor which adjoin the Leased Premises described above or which lie in the section or sections described in any location notices of patents for the claims included in the Leased Premises. Lessee, its successors or assigns, is further granted the exclusive right, insofar as Lessor lawfully may grant the right, to divert streams, to construct storage ponds, to remove lateral and subjacent supports, to cave, subside or consume the surface or any part thereof, to deposit earth, rocks, tailings, waste, lean ore and materials on any part of the Leased Premises, to leach the same, to construct, replace, maintain and remove all works, buildings, plants, structures, roads, communication and electrical systems, residences and offices as may be necessary or convenient in the exercise of Lessee's rights and privileges granted herein, and to commit waste to the extent necessary, usual or customary in carrying out any or all of the above rights, privileges and purposes.

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2. TERM.  This Lease is granted for a term ending fifteen (15) years from the date hereof and as long thereafter as Leased Substances are mined, processed or marketed from the Leased Premises on a continuous basis or unless sooner terminated under any of the provisions herein. For this purpose mining, processing or marketing operations shall be deemed continuous so long as all of said operations continue for a minimum of 24 months out of any 60-month period.

3. ADVANCE ROYALTY.  Lessee has this day paid to Lessor the sum of $500
(the "Advance Royalty Payment"), in the form of a draft payable to the order of Lessor as an advance against production royalties which may hereafter become due during the term hereof. Annually hereafter, Lessee, on or before the anniversary date of this Lease, shall pay or tender to Lessor an Advance Royalty Payment of $500 for that part of the Leased Premises which Lessee elects to hold hereunder. All Advance Royalty Payments shall be cumulative in nature, and Lessee shall be entitled to take credit for each such payment against the Production Royalty payable to Lessor hereunder.

4. PRODUCTION ROYALTY. Lessor hereby reserves and Lessee shall pay as a production royalty 5% of the Net Smelter Return of all ores or concentrates of Leased Substances mined and shipped from the Leased Premises (the "Production Royalty"). In addition to the production royalty of 5% of the Net Smelter Return, Lessee shall pay a production royalty based on the portion of the Net
 Smelter Return which is due to the value of gold as follows:
Price of Gold                            Additional Production Royalty
Less than $400/troy ounce                     None
$400 to $450                                   1%
>$450 to $500                                  2%
>$500 to $550                                  3%
>$550 to $600                                  4%
>$600                                          5%

The price of gold to be used to calculate the additional production royalty is the price received by the Lessee and as adjusted for inflation by the Consumer Price Index to the December 1988 level. As used herein, "Net Smelter Return" means the amount paid by any smelter or other ore purchaser for ores or concentrates sold less actual costs of transportation and other costs in the course of handling, assumed by or charged to Lessee (including freight, insurance and tax) in making shipments from the Leased Premises or Lessee's mill to the smelter or other purchaser, less all charges for refining, sampling, assaying, and penalties, less all royalties or overriding royalties burdening the Leased Premises that exist on the date of this Lease or are created by Lessor after the date hereof, and less gross production, severance, general property and other taxes attributable to production from the Leased Premises.

The Production Royalty shall be accounted for and paid monthly to Lessor within 30 days after the end of each calendar month within which the Leased Substances are sold. All payments shall be accompanied by a statement explaining the manner in which payment was calculated. No royalty shall be due or payable on any Leased Substances stockpiled on the Leased Premises until the sale or disposition thereof. Within 90 days after receiving the above-described statement of account, Lessor shall give notice of any objections to the statement, for any reason, touching upon its accuracy or inaccuracy, by mailing such objections to Lessee as provided in Section 24 below; and in default thereof, any inaccuracies in such statement shall be deemed waived by Lessor.

4. TITLE TO LEASED PREMISES.  This Lease is executed and delivered expressly without warranty of any nature whatsoever on the part of Lessor, either expressed or implied, not even to the return of the consideration paid herefor. If Lessor owns less interest than the entire fee mineral estate, the Advance Royalty and Production Royalty to be paid Lessor may be reduced proportionately.
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6.       OBLIGATION TO PERFORM ASSESSMENT WORK.  Lessee shall perform all assessment work required to maintain the unpatented mining claims that comprise the Leased Premises and shall record affidavits of such performance on behalf of Lessor as required or permitted. Lessee shall not be liable for loss of any or all of the Leased Premises for failure to perform assessment work, provided Lessee has performed work in a timely manner which it reasonably and in good faith, in accordance with generally accepted principles of the mining industry, believed was sufficient to satisfy such work requirements.

7. INSPECTION OF PROPERTY. Lessor, or its authorized agents or representatives, shall have the right to enter in or upon the Leased Premises during the regular business hours of Lessee for the purpose of inspection, but shall enter at their own risk and shall not unreasonably interfere with Lessee's operations.

8.       CONDUCT OF OPERATIONS.

8.1 Use of Leased Premises.  Lessee may use only so much of the surface
8.2 of the Leased Premises as shall be reasonably necessary for the
8.3 exploration for, development and mining of Leased Substances
8.4 contemplated in this Lease.  Lessee recognizes the surface of the
8.5 Leased Premises has many uses, including mining, exploration,
8.6 timber cultivation and production, and other activities.  Lessor
8.7 expressly reserves the right to use and manage the Leased Premises
8.8 for all uses except exploration for, development and mining of
8.9 Leased Substances as provided herein, provided Lessor shall not
8.10 conduct or permit others to conduct any activities on the Leased
8.11 Premises which unreasonably interfere with Lessee's rights
8.12 hereunder.  Lessee shall, wherever practicable, minimize
8.13 interference to Lessor's activities as a result of Lessee's
8.14 activities.

8.2 Use of Roads. Lessee shall have the right to use Lessor's existing road networks, whether currently existing or subsequently constructed, as are necessary to its exercise of the rights conveyed hereunder. The foregoing grant of rights is subject to any restriction or prohibition contained in any easements, permits, or licenses granting Lessor the right to utilize such roadways, including but not limited to absolute prohibitions against assignment, if any, hauling fees, traffic regulations, maintenance costs, construction costs, or other restrictions. Lessee in its use of roads, whether currently existing or hereafter constructed by either party, shall comply with all reasonable regulations promulgated by Lessor. Nothing contained herein shall prohibit Lessor from modifying orterminating any easement, license, or permit granting Lessor a right to use any road.

8.3 Damage to Premises and Reclamation. Lessee shall be liable to Lessor for damage to the Leased Premises (including any improvements, crops or livestock) caused by Lessee's exercise of its rights under this Lease. Lessee shall pay Lessor for said damage or, at Lessor's election, repair the damage. Disturbances of the surface of the Leased Premises normally incident to Lessee's activities which do not damage improvements, timber or other crops or livestock shall not be considered as damage to the Leased Premises. Lessee shall notify Lessor, in advance of its operations and activities hereunder and the location thereof which shall or may require the removal of timber and trees from the Leased Premises, and in the event that the operations of Lessee hereunder, in fact, result in the removal of timber from any portion of the Leased Premises, Lessee shall cause all merchantable timber so removed to be decked along a road on the Leased Premises from where it can be removed by Lessor without expense to Lessor. The determination of merchantability of any timber removed shall be governed by the standards then generally in effect in

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the wood products industry in the area where the Leased Premises are located.
All merchantable timber shall be harvested in accordance with Lessor's specifications. Upon delivery of such merchantable timber to a pickup point on the Leased Premises, Lessee shall not be further liable to Lessor as a result of the cutting and removal of the merchantable timber. Nonmerchantable timber shall be considered a crop and damage thereto treated in the manner provided for in this Section.

9. INSPECTION OF ACCOUNTS AND RECORDS. Lessee shall keep accurate, clear and legible books of accounts and records pertaining to its operations hereunder, and Lessor shall have the right, either personally or through its representatives, and at its expense, to examine and inspect the books and records of Lessee pertaining to the exploration, mining, milling and shipping operations of Lessee on the Leased Premises. Any information acquired by Lessor or its representatives from any such inspection shall be treated as confidential.

10. TECHNICAL DATA. Lessee shall furnish Lessor, on an annual basis, with copies of all technical data pertaining to its operations hereunder, including but not limited to all geological, geophysical, geochemical, mapping, drilling, sampling, assay, and other data or information pertaining to Lessee's operations hereunder. Such data shall be treated as confidential. Notwithstanding the foregoing, Lessee shall not be obligated to disclose to Lessor any interpretive data or information.

11. CONTROL OF MINING. Lessor's sole right with respect to its Production Royalty shall be to receive the Production Royalty for Leased Substances, if any, from the Leased Premises. Lessee shall have full discretion in the exploration, development and operation of the Leased Premises and shall in no event be obliged to explore for, develop, drill, mine, mill or concentrate Leased Substances.


12. LESSER INTEREST. If Lessor owns less than the entire undivided interest in the Leased Substances, or in any tract included in the Leased Premises, then the Advance Royalty and Production Royalty shall be due Lessor only in the proportion that its interest bears to the whole undivided fee interest. Any interest in the Leased Premises and/or Leased Substances hereafter acquired by Lessor shall be automatically subject to this Lease. If any such acquisition changes Lessor's interest in the Leased Premises or Leased Substances, an appropriate adjustment will be made after Lessee receives written notice thereof from Lessor.

13. INDEMNITY. Lessee shall assume all liability in connection with its operations on the Leased Premises and shall hold Lessor harmless from any and all liability which may arise out of Lessee's development and operation of the Leased Premises. Lessee shall use its best efforts to ensure that the work performed by Lessee hereunder shall be in compliance with applicable environmental, safety and health requirements of federal, state and local governments. Upon the termination of this Lease, Lessee shall return the Leased Premises to Lessor free and clear of liens for labor done or work performed upon the Leased Premises or materials furnished to it for the exploration, development or operation thereof under the Lease, but Lessee shall have the right to dispute or contest the validity of such liens. Lessee's liability under this Section shall terminate upon termination of this Lease except for obligations incurred before the date of termination.

14. CROSS-MINING; OPERATIONS ON OTHER LANDS. Lessee shall have the right to use any roads, tunnels, shafts, pits, inclines and workings upon the Leased Premises for the purpose of transporting Leased Substances, water, slurries and waste materials from adjoining or nearby properties. For the

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purpose of enabling Lessee to conduct, to Lessee's best advantage and with greater economy and convenience, the mining, removal, handling and disposition of Leased Substances from the Leased Premises, and minerals from other lands in which Lessee or affiliated parties may be conducting mining operations, the operations of Lessee and the operations on such other lands may be conducted upon the Leased Premises and upon such other lands as a single mining operation, to the same extent as if all such properties constituted a single tract of land. Leased Substances from the Leased Premises may be commingled with ores and minerals from such other lands, provided that nothing herein shall relieve Lessee from its obligation for payment of the Production Royalty. In the event of and prior to such commingling, Lessee shall weigh, sample and assay the Leased Substances mined from the Leased Premises before they are commingled so as to allow allocation of the resulting concentrate to the respective properties from which derived. All such weighing, sampling, assaying and allocation shall be performed in accordance with good mining practices prevailing at the time. Lessee shall have the right to use so much of the surface and subsurface of the Leased Premises as is required for ingress and egress, conducting exploration and mining operations, stockpiling of Leased Substances and disposing of wastes both on the Leased Premises and on lands upon which Lessee or affiliated parties may be conducting mining operations; Lessee shall also have the right to use so much of such surface and subsurface of the Leased Premises as may be required for utility lines, camps, roads, drillsites, leach piles, tailings disposal sites, dumps, mills, smelters and other structures or facilities required in its exploration, development mining and milling activities. Lessee shall have the right to use, develop and store water on the Leased Premises for use in its development, mining and milling activities. Further, Lessee may use the Leased Premises for the mining, removal, treatment and transportation of minerals and materials from adjoining or nearby property, or for any mining or milling purpose connected therewith. Mining operations on adjacent properties shall be deemed mining operations on the Leased Premises for the purposes of Section 2 hereof.

15. TREATMENT; TAILINGS. Lessee shall have the right, but shall not be required, to beneficiate, concentrate, smelt, refine, leach and otherwise treat, in any manner, either wholly or in part at a plant or plants on the Leased Premises or on other lands, any Leased Substances or other materials mined or produced from the Leased Premises and from other lands. Such treatment shall be conducted in a careful and workmanlike manner. The tailings and residue from such treatment may be deposited on the Leased Premises or on other lands. Lessee shall be responsible for compliance with all State and Federal laws and regulations relating to reclamation of the tailings and pollution caused by the tailings.

16. TAXES. During the time this Lease is in effect, Lessee shall pay, before delinquent, all general property taxes which may be assessed against the Leased Premises, including the Leased Substances covered by this Lease, and Lessee shall be entitled to deduct such amounts from Production Royalty payments to Lessor as set forth in Section 4. Lessee shall also pay, before delinquent, all taxes levied and assessed against any improvements placed by it upon the Leased Premises. Lessee shall not be required to pay any income or other taxes imposed on Lessor by reason of the receipt of any amounts to be paid Lessor under this Lease.

17. AREA OF MUTUAL INTEREST. If, during the term of this Lease, Lessor or Lessor's representative or agent shall locate or acquire any interest in any mining claim or property contiguous with or proximate to any of the property described on Exhibit A, all such claims and property shall be subject to this Lease,without any additional consideration therefor payable to Lessor, and all references in this Lease to the Leased Premises shall be deemed to include all such claims and property. Lessor agrees to notify Lessee

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promptly upon the location of each such claim or acquisition of property.
Lessee and Lessor agree to execute and acknowledge an amendment to this Lease to include and describe each such claim or property and to file such amendment for recording in the real property records of the county where said claim or property is located.

18. FORCE MAJEURE. Lessee shall not be liable or in default under any provisions of this Lease for failure to perform any of its obligations hereunder during periods in which performance is prevented by any cause reasonably beyond Lessee's control, which causes hereinafter are called "force majeure." For the purposes of this Lease, the term "force majeure" shall include, but not be limited to, fires, floods, windstorms and other damage from the elements; strikes, war, insurrection, mob violence and riots; unavailability of materials, labor and transportation; lack of a reasonable market for Leased Substances mined from the Leased Premises; unavailability of smelting or refining facilities; interference, action, legislation or regulation by governmental or military authority, including a requirement by such authority that an environmental impact statement, plan of operation or similar statement or document be prepared or approved; litigation; and acts of God or acts of the public enemy. The duration of this Lease and of the time for completion of performance by Lessee of its rights and obligations hereunder shall be extended for a period equal to the period of disability as a result of the event of force majeure, provided Lessee gives Lessor written notice of the existence of the event of force majeure. All periods of force majeure shall be deemed to begin at the time Lessee stops performance hereunder by reason of force majeure. Notwithstanding the foregoing, the parties understand that an event of force majeure shall not excuse any obligation to make a payment of money required by this Lease.

19. FIRST RIGHT OF REFUSAL. If, at any time during the term of this Lease, Lessor shall, in response to a bona fide offer to purchase all or part of its interest in the Leased Premises from a third party, desire to sell or otherwise dispose of such interest, it shall notify Lessee in writing of the party to whom it desires to sell such interest and the price at which and the terms upon which it desires to sell the same, and Lessee shall, within 30 days of receipt of the notice, notify Lessor in writing whether it wishes to purchase such interest at the price and on the terms set forth in the notice. If Lessee elects to purchase such interest, Lessor shall be bound to convey, assign, or otherwise transfer such interest to Lessee promptly thereafter at such price and on such terms. If Lessee elects not to purchase such interest or fails to give notice of its intention within the 30-day period, Lessor shall be free to convey, assign, or otherwise transfer such interest to the third party at a price not less than stated in the notice or on more favorable terms than those stated in the notice. Any conveyance by Lessor to a third party shall be subject to the terms of this Lease. If Lessor shall not have so disposed of such interest to said third party within 90 days after receipt of notice that Lessee elects not to exercise its right of first refusal or after expiration of that party's 30-day period within which to give notice, the provisions of this Section shall again apply to the disposition by Lessor of any such interest.

20. ASSIGNMENT. Subject to the provisions of Section 19 above, the rights of either party hereunder may be assigned in whole or in part and t he provisions hereof shall extend to their successors and assigns, but no change or division in ownership of the Leased Premises, Advance Royalty or Production Royalty, however accomplished, shall operate to enlarge the obligations or diminish the rights of either party under this Lease and neither Lessee nor its successors or assigns shall ever be required to make payments or to render reports or notices to more than one party. In the event Lessor's interest in the Leased Premises is now or hereafter owned by more than one party, Lessee may withhold further payments until all such owners have

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designated a single party to act for all of them hereunder in all respects, including but not limited to the giving and receiving of all notices and the receipt of all payments and reports. No such change or division in the ownership of the Leased Premises, Advance Royalty or Production Royalty shall be binding upon Lessee for any purpose until such person acquiring any interest has further furnished Lessee with the instrument or instruments, or certified copies thereof, constituting his claim of title from the original Lessor. Lessee shall have the right to subcontract with others for the performance of exploration, development and mining work hereunder, subject to all of the terms of this Lease, but no such subcontract shall relieve Lessee of its obligations to Lessor hereunder.

21.       TERMINATION OF LEASE.

20.1 By Lessor. If Lessee fails to keep and perform all of the terms and conditions of this Lease on its part to be kept and performed, then Lessor may notify Lessee of the default in writing specifying the default. If within ten days after Lessee's receipt of such notice, in case of default arising through failure to account for royalties, or to make the monthly or annual payments herein mentioned, and within 30 days in the case of any other default, Lessee shall make such royalty or other payments, or commence and diligently thereafter proceed to correct such other default, this Lease shall continue in good standing. However, upon failure of Lessee to make such royalty or other payment within ten days or to commence within 30 days to cure any other default and diligently thereafter proceed to correct the same, Lessor may then, by written notice or demand, forthwith terminate this Lease and fully repossess itself of the Leased Premises, and without prejudice to any other rights which might otherwise accrue to Lessor for the violation of the terms hereof. After such default and termination of this Lease, Lessee shall have no further rights in or right to the possession of the Leased
Premises or any part thereof, except for the purpose of accomplishing the removal of its machinery and equipment as set forth below in Section 22.

21.2 By Lessee. Lessee may terminate this Lease in whole or in part at any time and from time to time upon written notice delivered to Lessor which termination shall take effect upon any future date set forth in the notice, or, if no date is specified, upon the date of delivery of the notice with respect to that part of the Leased Premises specified in the notice. Upon such termination, all right, title and interest of Lessee under this Lease as to that portion of the Leased Premises specified in the notice shall terminate, and Lessee shall not be required to make any further payments, or to perform any further obligations hereunder as to said portion of the Leased Premises, except payments or obligations which then have accrued under the express provisions of this Lease and which have not been paid or performed.

21. REMOVAL OF EQUIPMENT.  Lessee shall have the right, at any time
22. within one year after the termination or expiration of this Lease, to
23. remove all property, fixtures, structures, machinery or equipment
24. erected or placed by Lessee on or in the Leased Premises.  Lessor
25. shall have the right to require Lessee to remove any or all such
26. property, fixtures, structures, machinery or equipment within one
27. year after the termination or expiration hereof.

23. RECORDING OF SHORT-FORM NOTICE. The parties hereby agree to execute a short-form counterpart of this Lease contemporaneous herewith for the sole purpose of recordation in the real property records sufficient to give record notice, pursuant to the laws of the state where the Leased Premises are located of the existence of this Lease. This Lease shall not be recorded without the written consent of Lessee.

24. NOTICES.  Any notice required or permitted to be given hereunder

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shall be in writing and shall be delivered in person or sent by registered or certified mail, return receipt requested. Notices so mailed shall be deemed effective on the third business day after mailing. Until change of address is communicated, all notices shall be addressed to:

Lessor:       William Zanetti
              Box 500
              Osburn, Idaho  83849

Lessee:       Mine Systems Design, Inc.
              HC01 Box 246
              Kellogg, Idaho  83837

25.       GENERAL.

25.1 Modification. The parties hereto by mutual written agreement may, at any time and from time to time, amend this Lease and any of the terms hereof.

25.2 Further Documents. The parties hereto further agree to execute all such further documents and do all such further things as may be necessary to give full effect to these presents.

25.3 Entire Agreement.  This is the entire agreement between the
25.4 parties and no modification shall be effective unless in writing
25.5 and executed by the parties hereto.

25.5 Law. The terms and provisions of this Lease shall be interpreted in accordance with the laws of the state where the Leased Premises are located.

       IN WITNESS WHEREOF, this instrument is executed as of the date above written.

LESSOR:                                          LESSEE:

WILLIAM ZANETTI                            MINE SYSTEMS DESIGN, INC.


By: /s/ William Zanetti                     By: /s/ Fred W. Brackebusch
                                           -------------------------------


STATE OF IDAHO     )
         ) ss.
COUNTY OF SHOSHONE )

       On this 26th day of August , 1993, before me, the undersigned, a Notary Public in and for the State of Idaho, personally appeared Fred W. Brackebusch, known to me and to me known to be the President of MINE SYSTEMS DESIGN, INC., a corporation whose name is subscribed to the foregoing instrument and acknowledged to me that said officer executed the same.

       IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day in this certificate first above written.

/s/ Ronald E. Eggart
Notary Public for the State of Idaho
Residing at Kellogg, Idaho
My commission expires: 1/18/97

STATE OF IDAHO     )
         ) ss.
COUNTY OF SHOSHONE )

       On this 16th day of September, 1993, before me, the undersigned, a Notary Public in and for the State of Idaho, personally appeared William Zanetti, known to me, an individual whose name is subscribed to the foregoing instrument and acknowledged to me that said individual executed the same.

       IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day in this certificate first above written.


/s/ Ila M. Wild
Notary Public for the State of Idaho
Residing at Osburn, Idaho
My commission expires: June 1994


                                   EXHIBIT A

                                TO MINING LEASE

       Description of the Premises covered by Mining Lease between William Zanetti (Lessor), and Mine Systems Design, Inc. (Lessee), dated September 15, 1993, covering real property located in Shoshone County, Idaho to wit:

a. Fee land lying south of Interstate 90 right-of-way in the SE 1/4
Section 4, Township 48 N, Range 3 E, known as the Grenfell Estate, containing approximately 60 acres.